Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-106591) of Deutsche Telekom AG of our reports dated February 27, 2009 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

February 27, 2009

Ernst & Young AG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft Stuttgart
/s/ Prof. Dr. Wollmert (Prof. Dr. Wollmert) Wirtschaftsprüfer	/s/ Forst (Forst) Wirtschaftsprüfer

PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft Frankfurt am Main
/s/ Prof. Dr. Kämpfer (Prof. Dr. Kämpfer) Wirtschaftsprüfer	/s/ Menke (Menke) Wirtschaftsprüfer